Filed pursuant to 424(b)(3)

Registration Statement No. 333-272503

PROSPECTUS SUPPLEMENT NO. 12

(To Prospectus dated June 22, 2023)

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Up to 606,060 Ordinary Shares

Warrant A to Subscribe for up to 606,060 Ordinary Shares

Warrant B to Subscribe for up to 606,060 Ordinary Shares

Pre-Funded Warrants to Subscribe for up to 606,060 Ordinary Shares

(or some combination of Ordinary Shares and Warrants

and/or Pre-Funded Warrants and Warrants in the amounts reflected above)

Up to 1,212,121 Ordinary Shares Underlying the Warrants

Up to 606,060 Ordinary Shares Underlying the Pre-Funded Warrants

(in each case, after taking into account the 22:1 reverse stock split effective as of August 21, 2023)

This prospectus supplement (this “Prospectus Supplement”) is being filed to update and supplement our prospectus dated June 22, 2023, as supplemented (the “Prospectus”), whereby the Company offered up to $3,200,000 of our ordinary shares, at a public offering price of $0.24 (pre-reverse stock split), and Warrant A to subscribe for 13,333,333 ordinary shares (606,060 ordinary shares after taking into account the reverse stock split) and Warrant B to subscribe for 13,333,333 ordinary shares (606,060 ordinary shares after taking into account the reverse stock split) for no additional consideration. We also offered to certain purchasers whose acquisition of ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to acquire, if any such purchaser so chooses, 13,333,333 pre-funded warrants (pre-reverse stock split) to subscribe for ordinary shares, in lieu of ordinary shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. This offering also relates to the ordinary shares issuable upon exercise of any pre-funded warrants sold in this offering. As of the date of this Prospectus Supplement, all pre-funded warrants have been exercised in full.

Each ordinary share and pre-funded warrant was issued together with a Warrant A to subscribe for one ordinary share at an exercise price of $5.28 (after taking into account the reverse stock split) per share (representing 100% of the price at which an ordinary share is issued to the public in this offering) and a Warrant B to subscribe for one ordinary share at an exercise price of $5.28 (after taking into account the reverse stock split) per share (representing 100% of the price at which an ordinary share is issued to the public in this offering). The warrants are exercisable immediately and will expire five years from the date of issuance. Because we issued a Warrant A and a Warrant B for each ordinary share and for each pre-funded warrant to subscribe for one ordinary share sold in this offering, the number of warrants issued as part of this offering will not change as a result of a change in the mix of the ordinary shares and pre-funded warrants issued.

Specifically, this Prospectus Supplement is being filed to update and supplement the information included in the Prospectus with certain information contained in our Report on Form 6-K submitted to the U.S. Securities and Exchange Commission (the “SEC”) on January 25, 2024 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this Prospectus Supplement. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and this Prospectus Supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this Prospectus Supplement and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On January 24, 2024, the closing price of our Ordinary Shares was $0.2170

Investing in our Ordinary Shares involves significant risks. You should read the section entitled “Risk Factors” beginning on page 15 of the Prospectus for a discussion of certain risk factors that you should consider before investing in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 25, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE

SECURITIES EXCHANGE ACT OF 1934

For the month of January 2024

Commission File Number: 001-41639

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Tel: +353-1-920-1000

(Address of Principal Executive Offices) (Zip Code)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F ☒ Form 40-F ☐

On or about January 12, 2024, SMX (Security Matters) Public Limited Company (the “Company”) issued an aggregate of 4,032,256 of its ordinary shares (the “Shares”) and warrants to purchase an aggregate of 4,032,256 ordinary shares (the “Warrants”), to holders (the “Note Holders”) of existing convertible notes (the “Existing Notes”) and Redeemable Warrants (the “Redeemable Warrants”), in exchange for the cancellation of an aggregate of (a) approximately $750,000 owed to the Note Holders under the Notes and (b) $1,450,000 cash value of Redeemable Warrants. The Company also issued 457,682 ordinary shares to a service provider (the “Service Provider”) as payment in full for $260,000 worth of services previously provided to the Company by the Service Provider. Such transactions were evidenced by a series of substantially similar Conversion and Exchange Rights Agreements (the “Agreements”) executed as of December 31, 2023.

Terms of the Agreements

Pursuant to the Agreements entered into with the Note Holders, (a) amounts outstanding under the Notes as of December 31, 2023 and/or (b) Redeemable Warrants with a cash value as of December 31, 2023, in each case as specified in each Note Holder’s Agreement (collectively, the “Owed Amount”) were cancelled and converted into a number of fully-paid and non-assessable restricted ordinary shares of the Company based on a conversion price equal to a 20% discount to the last closing price of the Company’s ordinary shares on December 31, 2023, and for each such Share issued, the holder would further receive a Warrant to purchase one ordinary share.

Pursuant to the Agreement entered into with the Service Provider, amounts owed for serviced previously provided were cancelled and converted into a number of fully-paid and non-assessable restricted ordinary shares of the Company based on a conversion price equal to a 20% discount to the last closing price of the Company’s ordinary shares on December 31, 2023, and for each such Share issued, the holder would further receive a Warrant to purchase one ordinary share.

The Agreements also provided that the Company shall file a registration statement to cause the Shares and the ordinary shares underlying the Warrants to be fully tradable as of January 28, 2024.

Terms of the Warrants

Each Warrant has an exercise price per share of $1.17. The Warrants are exercisable at any time on or after the issue date until the five year anniversary of the issue date. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of subdivisions (by any stock split, stock dividend, recapitalization or otherwise) or combinations (by combination, reverse stock split or otherwise) of one or more classes of the Company’s outstanding ordinary shares.

Unless prohibited by the rules of the Company’s principal market, the Company may at any time during the term of the Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

The Warrants are exercisable, at the option of each Holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of ordinary shares of the Company purchased upon such exercise. The Warrants also provide for cashless exercise with a fixed (and not a floating) price of $1.17.

There is no established trading market for the Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited.

Except as otherwise provided in the Warrants or by virtue of the Holder’s ownership of ordinary shares of the Company, such holder of Warrants does not have the rights or privileges of a shareholder of the Company, including any voting rights, until such holder exercises such holder’s Warrants. The Warrants provide that the holders of the Warrants have the right to participate in distributions or dividends paid on the Company’s ordinary shares.

If at any time the Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the Warrant), a holder of Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Warrants immediately prior to the Fundamental Transaction.

The Warrants may be modified or amended or the provisions of the Warrants waived with the Company’s and the holder’s written consent.

The forms of Agreements and Warrant are attached as Exhibits 10.1, 10.2 and 4.1, respectively, to this Report on Form 6-K and are incorporated herein by reference. The descriptions of the terms of the Agreements and the Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits.

The Company issued the Shares and the Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) available under Section 4(a)(2) and/or Regulation S promulgated thereunder as offers and sales of securities outside of the United States. Neither the issuance of the Shares nor the ordinary shares underlying the Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Exhibit No.	Description

4.1	Form of Warrant
10.1	Form of Conversion and Exchange Rights Agreement (Note Holder) executed as of December 31, 2023
10.2	Form of Conversion and Exchange Rights Agreement (Service Provider) executed as of December 31, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2024

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

Exhibit 4.1

FORM OF WARRANT

SMX (Security Matters) Public Limited Company

WARRANT TO PURCHASE ORDINARY SHARES

Warrant No.: [   ]

Number of Ordinary Shares: [   ]

Date of Issuance: January [   ], 2024 (“Issuance Date”)

SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_____], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), [___] fully paid non-assessable Ordinary Shares (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Ordinary Shares (including any Warrants to Purchase Ordinary Shares issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Annex A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(c) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Exercise Notice is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Transfer Agent. So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a), the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST, issue and dispatch by overnight courier to the physical address or email address as specified in the Exercise Notice, a certificate or evidence of a credit of book-entry shares, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.

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(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.17 per share, subject to adjustment as provided herein.

(c) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Ordinary Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the Fixed Price

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

Any cashless exercise of Warrants shall be subject at all times to the payment in cash to the Company of an amount no less than the nominal value of each Warrant Share (US$0.0022 each).

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(e) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of Ordinary Shares at least equal to 100% of the maximum number of Ordinary Shares as shall be necessary to satisfy the Company’s obligation to issue Ordinary Shares under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(b) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of Ordinary Shares issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of Ordinary Shares issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

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(f) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Ordinary Shares to approve the increase in the number of authorized Ordinary Shares, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C or other corresponding filing, if any, if permitted or obligated for use by foreign private issuers.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows (without duplication):

(a) Voluntary Adjustment By Company. Unless prohibited by the rules of the Principal Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b) Adjustment Upon Subdivision or Combination of Ordinary Shares. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Ordinary Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Issuance Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution .

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4. FUNDAMENTAL TRANSACTIONS. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the Ordinary Shares (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such Ordinary Shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the Ordinary Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of the Warrants, the number of Ordinary Shares as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

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6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide or make available to the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders, which may be by press release or the filing of a Report on Form 6-K or other filing with the SEC.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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8. NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day and (F) if delivered by facsimile, upon electronic confirmation of delivery of such facsimile, and will be delivered and addressed as follows:

(i) if to the Company, to:

SMX (Security Matters) Public Limited Company

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Attention: Haggai Alon, Chief Executive Officer

Email: haggai@securitymattersltd.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to the Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in The City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8 above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a) The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant. The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

(b) If (i) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements; provided, however, that the Company shall only be required to pay any such costs under clause (i) of this Section 12(b) if the Holder is the prevailing party in any such collection, enforcement or legal proceeding.

13. TRANSFER. This Warrant and the Warrant Shares may not be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

14. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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15. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, non-public information on a Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its subsidiaries.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(e) “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(f) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Subject Entities as of the Issuance Date calculated as if any Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Ordinary Shares without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

8

(g) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(h) “Ordinary Shares” means (i) the Company’s ordinary shares, par value $0.0022 per share, and (ii) any capital stock into which such Ordinary Shares shall have been changed or any capital stock resulting from a reclassification of such Ordinary Shares.

(i) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose ordinary shares or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(j) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(k) “Principal Market” means The Nasdaq Capital Market.

(l) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Ordinary Shares that is in effect on the date of receipt of an applicable Exercise Notice.

(m) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(n) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(o) “Trading Day” means any day on which the Ordinary Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares is then traded.

(p) “Transfer Agent” means Continental Stock Transfer & Trust Company, the transfer agent of the Company as of the Issuance Date, with a mailing address of 1 State Street 30th Floor, New York, NY 10004-1561, and any successor transfer agent of the Company.

(q) “Fixed Price” means $1.17.

[Signature Page Follows]

9

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Ordinary Shares to be duly executed as of the Issuance Date set out above.

SMX (Security Matters) Public Limited Company

By:
Name:	Haggai Alon
Title:	Chief Executive Officer

Annex A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE ORDINARY SHARES

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

The undersigned holder hereby exercises the right to purchase ______________ Ordinary Shares (“Warrant Shares”) of SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), evidenced by the attached Warrant to Purchase Ordinary Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:

______________ a “Cash Exercise” with respect to ______________ Warrant Shares; and/or

______________ a “Cashless Exercise” with respect to ______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $ _________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder ______________ Warrant Shares in accordance with the terms of the Warrant.

Date: __________________

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of Ordinary Shares on or prior to the applicable Share Delivery Date.

SMX (Security Matters) Public Limited Company

By:
Name:
Title:

Exhibit 10.1

CONVERSION AND EXCHANGE RIGHTS AGREEMENT

CONVERSION AND EXCHANGE RIGHTS AGREEMENT (this “Agreement”) executed December 31, 2023, with respect to that certain Binding Terms of Agreement accepted and agreed to in the date written on Annex A, and other documents related thereto (together, the “Binding Terms”), by and between Security Matters Limited, SMX (Security Matters) PLC (formerly Empatan PLC) , and the person stipulated in Annex A as “Subscriber”. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Binding Terms. Unless and until Annex A is further executed and delivered by the parties hereto, this Agreement and the Annex A shall be of no force or effect on the parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Binding Terms, among other things, Subscriber subscribed for and purchased a Note with a value as described in Annex A (the “Note”), related Redeemable Warrants and/or Bonus Warrants (as such terms are defined in the Note); and

WHEREAS, SMX (Security Matters) PLC is hereby offering the Subscriber the right to (a) convert the Note, if appearing in Annex A, into shares of common stock of SMX (Security Matters) PLC and (b) exchange the Redeemable Warrants, if appearing in Annex A for common stock of SMX (Security Matters) PLC, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Conversion of Note. Unless Annex A stipulates otherwise, subject to the terms and conditions of this Agreement and notwithstanding anything to the contrary in the Note, on December 31, 2023, any amount outstanding under the Note and all of the rights, covenants, agreements and obligations set forth therein or contemplated thereby (including the redeemable warrants issued thereunder), including but not limited to all outstanding principal and any interest accrued and unpaid on the principal, shall be converted into a number of fully paid and non-assessable restricted ordinary shares of SMX (Security Matters) PLC, based on a conversion price equal to a 20% discount to the last closing price of SMX (Security Matters) PLC ordinary shares on December 31, 2023, and for each such coversion share also one 3-year cashless non-alianable warrants, each to purchase one SMX (Security Matters) PLC share at a price per share of USD 1.17, all as described in Annex A (such shares and warrants, “Conversion Shares and Warrants”). The Conversion Shares and Warrants will be locked for sale until January 28, 2024.

Section 2. Result of Conversion. Upon the conversion, the Subscriber shall not have any interest in or title to the Note and all obligations under the Note and any security interests relating thereto shall cease and be of no further force or effect.

Section 3. Issuance of Shares. As soon as practical after December 31, 2023: (a) the Note will be cancelled on the books and records of SMX (Security Matters) PLC and Security Matters Limited, and the Subscriber shall only have the right to receive the Conversion Shares and Warrants pursuant to Section 1 above, (b) the Redeemable Warrants under the Note will be terminated and cancelled on the books and records of SMX (Security Matters) PLC and Security Matters Limited, and the Subscriber shall only have the right to receive the Conversion Shares and Warrants pursuant to Section 1 above; and (c) SMX (Security Matters) PLC shall promptly, file a registration statement to cause the Conversion Sares and Warrants to be fully tradeable as of Janaury 28, 2024, and at such date remove any restrictions on transferability as may be required under applicable law and deliver to Subscriber details of the shares issued.

Section 4. Bonus Warrants. Nothing herein shall change the rights of the Bonus Warrants issued under the Note.

Section 5. Representations and Warranties. The Subscriber represents and warrants that the Subscriber is the record and beneficial owner of the Note and of the Warrants, free and clear of all liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants and other restrictions (other than any restrictions under the U.S. Securities Act of 1933, as amended or state securities laws), and has the full right and power to enter into this Agreement and perform the terms and conditions specified herein.

Section 6. Miscellaneous. The parties shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, personal representatives, heirs, executors and administrators. Notwithstanding the foregoing, neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without giving effect to any choice or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Israel. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the 31 of December 2023.

SECURITY MATTERS LIMITED		SMX (Security Matters) PLC

By:		By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

SUBSCRIBER:

By:
Name:	_______

Annex A

Details of the Binding Terms and Conversion Shares and Warrants

SECURITY MATTERS LIMITED		SMX (Security Matters) PLC

By:		By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

SUBSCRIBER:

By:
Name:	______

Exhibit 10.2

CONVERSION AND EXCHANGE RIGHTS AGREEMENT

CONVERSION AND EXCHANGE RIGHTS AGREEMENT (this “Agreement”) executed December 31, 2023, with respect to that debt stipulated on Annex A (together, the “Binding Terms”), by and between Security Matters Limited, SMX (Security Matters) PLC (formerly Empatan PLC) , and the person stipulated in Annex A as “Subscriber”. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Binding Terms. Unless and until Annex A is further executed and delivered by the parties hereto, this Agreement and the Annex A shall be of no force or effect on the parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Binding Terms, SMX (Security Matters) PLC owes Subscriber the amount described in Annex A (the “Debt”); and

WHEREAS, SMX (Security Matters) PLC is hereby offering the Subscriber the right to (a) convert the Debt into shares of common stock of SMX (Security Matters) PLC.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Conversion of Debt. Subject to the terms and conditions of this Agreement and notwithstanding anything to the contrary, on December 31, 2023, the Debt shall be converted into a number of fully paid and non-assessable restricted ordinary shares of SMX (Security Matters) PLC, based on a conversion price equal to a 20% discount to the last closing price of SMX (Security Matters) PLC ordinary shares on December 31, 2023, and for each such coversion share also one 3-year cashless non-alianable warrants, each to purchase one SMX (Security Matters) PLC share at a price per share of USD 1.17, all as described in Annex A (such shares and warrants, “Conversion Shares and Warrants”). The Conversion Shares and Warrants will be locked for sale until January 28, 2024.

Section 2. Result of Conversion. Upon the conversion, the Subscriber shall not have any interest in or title to the Debt.

Section 3. Issuance of Shares. As soon as practical after December 31, 2023 the Debt will be cancelled on the books and records of SMX (Security Matters) PLC and Security Matters Limited, and the Subscriber shall only have the right to receive the Conversion Shares and Warrants pursuant to Section 1 above, and (b) SMX (Security Matters) PLC shall promptly , file a registration statement to cause the Conversion Sares and Warrants to be fully tradeable as of January 28,2024 and at such date remove any restrictions on transferability as may be required under applicable law and deliver to Subscriber details of the shares issued.

Section 4. Representations and Warranties. The Subscriber represents and warrants that the Subscriber is the record and beneficial owner of the Note and of the Warrants, free and clear of all liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants and other restrictions (other than any restrictions under the U.S. Securities Act of 1933, as amended or state securities laws), and has the full right and power to enter into this Agreement and perform the terms and conditions specified herein.

Section 5. Miscellaneous. The parties shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, personal representatives, heirs, executors and administrators. Notwithstanding the foregoing, neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without giving effect to any choice or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Israel. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the 31 of December 2023.

SECURITY MATTERS LIMITED		SMX (Security Matters) PLC

By:		By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

SUBSCRIBER:

By:
Name:	_______

Annex A

Effective Date: ________

Details of the Binding Terms and Conversion Shares

SECURITY MATTERS LIMITED		SMX (Security Matters) PLC

By:		By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

SUBSCRIBER:

By:
Name:	_______